FutureFuel Releases First Quarter 2017 Results

FutureFuel First Quarter Net Income of $3.4 Million

Reports Net Income of $3.4 Million or $0.08 per Diluted Share, and Adjusted EBITDA of $5.6 Million

CLAYTON, Mo., May 09, 2017 (GLOBE NEWSWIRE) -- FutureFuel Corp. (NYSE:FF) (“FutureFuel”), a

manufacturer of custom and performance chemicals and biofuels, today announced financial results for the three months ended March 31, 2017.

First Quarter 2017 Financial Highlights (all comparisons are with the first quarter of 2016)

●	Revenues were $54.1 million, up 16.0% from $46.6 million
●	Adjusted EBITDA was $5.6 million, down 56.2% from $12.7 million
●	Net income decreased to $3.4 million, or $0.08 per diluted share, from $10.6 million, or $0.24 per diluted share.

“Revenues this quarter reflected a strong underlying performance from our business. We are still challenged by the ongoing regulatory vacuum on biodiesel production and the Blenders’ Tax Credit. Resolution of this issue would bring much needed clarity to the industry,” said Tom McKinlay, Chief Operating Officer for FutureFuel Corp.

2017 Regular Cash Dividends

FutureFuel paid a special dividend of $2.29 and a normal quarterly dividend of $0.06 per share in the first quarter of 2017. The remaining quarterly dividends of $0.06 per share will be paid in June, September, and December.

Financial Overview and Key Operating Metrics

Financial and operating metrics, which include non-GAAP financial measures, include dollars in thousands, except per share amounts:

FutureFuel Corp.

Certain Financial and Operating Metrics (Unaudited)

	Three months ended March 31,:
			Dollar	%
	2017	2016	Change	Change
Revenues	$54,111	$46,635	$7,476	16.0%
Income from operations	$3,475	$8,529	$(5,054)	(59.3%)
Net income	$3,396	$10,569	$(7,173)	(67.9%)
Earnings per common share:
Basic	$0.08	$0.24	$(0.16)	(66.7%)
Diluted	$0.08	$0.24	$(0.16)	(66.7%)
Capital expenditures and intangibles (net of customer reimbursements and regulatory grants)	$842	$778	$64	8.2%
Adjusted EBITDA	$5,569	$12,702	$(7,133)	(56.2%)

First Quarter Financial and Business Summary

Chemical sales revenue in the three months ended March 31, 2017 increased by $1,289 compared to the three months ended March 31, 2016. Sales revenue for our custom chemicals (unique chemicals produced for specific customers) for the three months ended March 31, 2017 totaled $21,952, an increase of $1,660 from the comparable period in 2016. This increase was primarily attributed to increased sales volumes in the agrochemical and energy markets and increased amortization of deferred revenue partially offset by the reduced price and volume of the laundry detergent additive. Further impacting revenue was reduced selling prices in accordance with contractual agreements indexed to key raw materials. Performance chemical (comprised of multi-customer products which are sold based on specification) sales revenues were $4,405 in the three months ended March 31, 2017, a decrease of $371 from the three months ended March 31, 2016. This decrease was primarily from timing of product shipments to customers.

Biofuels sales revenue in the three months ended March 31, 2017 increased $6,187 when compared to the three months ended March 31, 2016. This increase was primarily from a favorable price variance on biodiesel and biodiesel blends partially offset by the reduction in pipeline sales which totaled $0 and $3,203 in the three months ended March 31, 2017 and 2016, respectively.

Gross profit for the chemicals segment for the three months ended March 31, 2017 decreased by $1,563 when compared to the three months ended March 31, 2016. Gross profits were decreased by the change in adjustments in the carrying value of our inventory as determined utilizing the LIFO method of inventory accounting. This adjustment decreased gross profit $419 in the three months ended March 31, 2017 and increased gross profit $1,538 in the three months ended March 31, 2016.  Excluding the impact of the change in LIFO, cost of goods sold increased 5% as compared to the 4% increase in sales revenue volume variance.

Biofuels gross profit in the three months ended March 31, 2017 decreased $3,360 when compared to the three months ended March 31, 2016. Cost of goods sold increased quarter over quarter as a result of the absence of the blenders’ tax credit which expired December 31, 2016 and was in effect in the prior year’s quarter. Gross profits were further impacted by the change in adjustments in the carrying value of our inventory as determined utilizing the LIFO method of inventory accounting. The LIFO adjustment decreased gross profit $1,458 in the three months ended March 31, 2017 and benefited gross profit $4,038 in the three months ended March 31, 2016. The LIFO adjustment resulted in a lower of cost or market adjustment of $955 and $3,544 in the three months ended March 31, 2017 and 2016, respectively.

FutureFuel reported net income of $3.4 million, or $0.08 per diluted share, in the first quarter of 2017 compared to net income of $10.6 million, or $0.24 per diluted share in 2016. Net income for the three months ended March 31, 2017 decreased 67.9% or $7,173 as compared to the same period in 2016. This decrease was from the benefit of tax credits and incentives in effect in the three months ended March 31, 2016 which was not in effect in the three months ended March 31, 2017. Additionally, the adjustments in the carrying value of our inventory as determined utilizing the LIFO method of inventory accounting negatively impacted net income in the three months ended March 31, 2017 and in comparison, benefited the three months ended March 31, 2016.

Capital Expenditures

Capital expenditures and intangibles were $822 in the first quarter of 2017, compared with $897 in the same period in 2016. FutureFuel was reimbursed for a portion of these expenditures by certain customers as summarized in the following table.

	Three months ended March 31,:
	2017	2016
Cash paid for capital expenditures and intangibles	$898	$897
Cash received as reimbursement of capital expenditures	$(56)	$(119)
Cash paid, net of reimbursement, for capital expenditures	$842	$778

Cash and Cash Equivalents and Marketable Securities

Cash and cash equivalents and marketable securities totaled $212 million as of March 31, 2017, compared with $305 million as of December 31, 2016.

About FutureFuel

FutureFuel is a leading manufacturer of diversified chemical products, specialty chemical products, and biofuel products. In its chemicals business, FutureFuel manufactures specialty chemicals for specific customers (“custom chemicals”) as well as multi-customer specialty chemicals (“performance chemicals”). FutureFuel’s custom chemicals product portfolio includes a bleach activator for a major detergent manufacturer, proprietary herbicide and intermediates for major life sciences companies, and chlorinated polyolefin adhesion promoters and antioxidant precursors for a major chemical company. FutureFuel’s performance chemicals product portfolio includes polymer (nylon) modifiers and several small-volume specialty chemicals for diverse applications. FutureFuel’s biofuels segment involves predominantly the production of biodiesel and sales of petroleum products on common carrier pipelines. Please visit www.futurefuelcorporation.com for more information.

Forward-Looking Statements

This document contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements deal with FutureFuel’s current plans, intentions, beliefs, and expectations, and statements of future economic performance. Statements containing such terms as “believe,” “do not believe,” “plan,” “expect,” “intend,” “estimate,” “anticipate,” and other phrases of similar meaning are considered to contain uncertainty and are forward-looking statements. In addition, from time to time FutureFuel or its representatives have made or will make forward-looking statements orally or in writing. Furthermore, such forward-looking statements may be included in various filings that the company makes with United States Securities and Exchange Commission (the “SEC”), in press releases, or in oral statements made by or with the approval of one of FutureFuel’s authorized executive officers.

These forward-looking statements are subject to certain known and unknown risks and uncertainties, as well as assumptions that could cause actual results to differ materially from those reflected in these forward-looking statements. Factors that might cause actual results to differ include, but are not limited to, those set forth under the headings “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in FutureFuel’s Form 10-K Annual Report for the year ended December 31, 2016 and in its future filings made with the SEC. An investor should not place undue reliance on any forward-looking statements contained in this document, which reflect FutureFuel management’s opinions only as of their respective dates. Except as required by law, the company undertakes no obligation to revise or publicly release the results of any revisions to forward-looking statements. The risks and uncertainties described in this document and in current and future filings with the SEC are not the only ones faced by FutureFuel. New factors emerge from time to time, and it is not possible for the company to predict which will arise. There may be additional risks not presently known to the company or that the company currently believes are immaterial to its business. In addition, FutureFuel cannot assess the impact of each factor on its business or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained in any forward-looking statements. If any such risks occur, FutureFuel’s business, operating results, liquidity, and financial condition could be materially affected in an adverse manner. An investor should consult any additional disclosures FutureFuel has made or will make in its reports to the SEC on Forms 10-K, 10-Q, and 8-K, and any amendments thereto. All subsequent written and oral forward-looking statements attributable to FutureFuel or persons acting on its behalf are expressly qualified in their entirety by the cautionary statements contained in this document.

Non-GAAP Financial Measures

In this press release, FutureFuel used adjusted EBITDA as a key operating metric to measure both performance and liquidity. Adjusted EBITDA is a non-GAAP financial measure. Adjusted EBITDA is not a substitute for operating income, net income, or cash flow from operating activities (each as determined in accordance with GAAP), as a measure of performance or liquidity. Adjusted EBITDA has limitations as an analytical tool, and should not be considered in isolation or as a substitute for analysis of results as reported under GAAP. FutureFuel defines adjusted EBITDA as net income before interest, income taxes, depreciation, and amortization expenses, excluding, when applicable, non-cash share-based compensation expense, public offering expenses, acquisition-related transaction costs, purchase accounting adjustments, loss on disposal of property and equipment, gains or losses on derivative instruments, other non-operating income or expense. Information relating to adjusted EBITDA is provided so that investors have the same data that management employs in assessing the overall operation and liquidity of FutureFuel’s business. FutureFuel’s calculation of adjusted EBITDA may be different from similarly titled measures used by other companies; therefore, the results of its calculation are not necessarily comparable to the results of other companies.

Adjusted EBITDA allows FutureFuel’s chief operating decision makers to assess the performance and liquidity of FutureFuel’s business on a consolidated basis to assess the ability of its operating segments to produce operating cash flow to fund working capital needs, to fund capital expenditures, and to pay dividends. In particular, FutureFuel management believes that adjusted EBITDA permits a comparative assessment of FutureFuel’s operating performance and liquidity, relative to a performance and liquidity based on GAAP results, while isolating the effects of depreciation and amortization, which may vary among its operating segments without any correlation to their underlying operating performance, and of non-cash stock-based compensation expense, which is a non-cash expense that varies widely among similar companies, and gains and losses on derivative instruments, whose immediate recognition can cause net income to be volatile from quarter to quarter due to the timing of the valuation change in the derivative instruments relative to the sale of biofuel.

A table included in this earnings release reconciles adjusted EBITDA with net income, the most directly comparable GAAP performance financial measure, and a table reconciles adjusted EBITDA with cash flows from operations, the most directly comparable GAAP liquidity financial measure.

FutureFuel Corp.

Condensed Consolidated Balance Sheets

(Dollars in thousands)

	(Unaudited)
	March 31, 2017	December 31, 2016
Assets
Cash and cash equivalents	$94,686	$199,272
Accounts receivable, inclusive of the blenders' tax credit of $0 and $5,495 and net of allowances for bad debt of $0 and $0, at March 31, 2017 and December 31, 2016, respectively	22,484	24,744
Inventory	51,875	52,093
Marketable securities	116,835	106,146
Other current assets	19,489	23,027
Total current assets	305,369	405,282
Property, plant and equipment, net	116,047	118,152
Other assets	5,581	5,609
Total noncurrent assets	121,628	123,761
Total Assets	$426,997	$529,043
Liabilities and Stockholders’ Equity
Accounts payable	$19,006	$24,053
Dividends payable	7,875	110,688
Other current liabilities	11,084	9,308
Total current liabilities	37,965	144,049
Deferred revenue – long-term	15,808	16,792
Other noncurrent liabilities	34,663	35,389
Total noncurrent liabilities	50,471	52,181
Total liabilities	88,436	196,230
Commitments and contingencies:
Preferred stock, $0.0001 par value, 5,000,000 shares authorized, none issued and outstanding	-	-
Common stock, $0.0001 par value, 75,000,000 shares authorized, 43,749,970 and 43,749,970, issued and outstanding as of March 31, 2017 and December 31, 2016, respectively	4	4
Accumulated other comprehensive income	5,415	3,540
Additional paid in capital	281,564	281,087
Retained earnings	51,578	48,182
Total Stockholders’ Equity	338,561	332,813
Total Liabilities and Stockholders’ Equity	$426,997	$529,043

FutureFuel Corp.

Condensed Consolidated Statements of Operations

and Comprehensive Income

(Dollars in thousands, except per share amounts)

(Unaudited)

	Three months ended March 31,:
	2017	2016
Revenue	$54,111	$46,635
Cost of goods sold and distribution	47,981	35,582
Gross profit	6,130	11,053
Selling, general, and administrative expenses	1,900	1,837
Research and development expenses	755	687
	2,655	2,524
Income from operations	3,475	8,529
Other income, net	1,518	168
Income before income taxes	4,993	8,697
Provision/(benefit) for income taxes	1,597	(1,872)
Net income	$3,396	$10,569

Earnings per common share
Basic	$0.08	$0.24
Diluted	$0.08	$0.24
Weighted average shares outstanding
Basic	43,616,636	43,475,630
Diluted	43,622,843	43,486,548

Comprehensive Income
Net income	$3,396	$10,569
Other comprehensive income from unrealized net gain on available-for-sale securities	2,886	678
Income tax effect	(1,011)	(238)
Total unrealized gain, net of tax	1,875	440
Comprehensive income	$5,271	$11,009

FutureFuel Corp.

Consolidated Statements of Cash Flows

For the Three Months Ended March 31, 2017 and 2016

(Dollars in thousands)

(Unaudited)

	Three months ended March 31,:
	2017	2016
Cash flows provided by operating activities
Net income	$3,396	$10,569
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation	2,896	2,622
Amortization of deferred financing costs	36	36
Benefit for deferred income taxes	(1,761)	(3,822)
Change in fair value of derivative instruments	1,202	3,398
Other than temporary impairment of marketable securities	177	1,240
Gain on the sale of investments	(46)	(222)
Stock based compensation	477	477
Losses on disposals of fixed assets	31	115
Noncash interest expense	6	7
Changes in operating assets and liabilities:
Accounts receivable	4,511	(8,153)
Accounts receivable – related parties	(2,251)	(2,293)
Inventory	218	(4,950)
Income tax receivable	3,406	1,228
Prepaid expenses	151	106
Prepaid expenses – related party	(11)	-
Accrued interest on marketable securities	13	(30)
Other assets	(8)	(127)
Accounts payable	(5,418)	(3,217)
Accounts payable – related parties	371	49
Accrued expenses and other current liabilities	1,385	1,436
Accrued expenses and other current liabilities – related parties	(142)	-
Deferred revenue	(451)	2,720
Other noncurrent liabilities	94	8
Net cash provided by operating activities	8,282	1,197
Cash flows from investing activities
Collateralization of derivative instruments	(1,223)	(1,349)
Purchase of marketable securities	(15,818)	(11,000)
Proceeds from the sale of marketable securities	7,884	9,124
Capital expenditures	(898)	(897)
Net cash used in investing activities	(10,055)	(4,122)
Cash flows from financing activities
Minimum tax withholding on stock options exercised and awards vested	-	(53)
Excess tax benefits associated with stock options and awards	-	(136)
Payment of dividends	(102,813)	(2,623)
Net cash used in financing activities	(102,813)	(2,812)
Net change in cash and cash equivalents	(104,586)	(5,737)
Cash and cash equivalents at beginning of period	199,272	154,049
Cash and cash equivalents at end of period	$94,686	$148,312

Cash paid for interest	$-	$-
Cash paid for income taxes	$1	$906

FutureFuel Corp.

Reconciliation of Non-GAAP Financial Measure to Financial Measure

(Dollars in thousands)

(Unaudited)

Reconciliation of Adjusted EBITDA to Net Income

	Three months ended March 31,:
	2017	2016(1)
Adjusted EBITDA	$5,569	$12,702
Depreciation and amortization	(2,896)	(2,622)
Non-cash stock-based compensation	(477)	(477)
Interest and dividend income	1,723	1,345
Interest expense	(43)	(43)
Losses on disposal of property and equipment	(31)	(115)
Gains/(losses) on derivative instruments	1,279	(1,039)
Losses on marketable securities	(131)	(1,018)
Income tax (provision)/benefit	(1,597)	1,872
Other	-	(36)
Net income	$3,396	$10,569

Reconciliation of Adjusted EBITDA to Net Cash Provided by Operating Activities

	Three months ended March 31,:
	2017	2016(1)
Adjusted EBITDA	$5,569	$12,702
Benefit for deferred income taxes	(1,761)	(3,822)
Interest and dividend income	1,723	1,345
Income tax (provision)/benefit	(1,597)	1,872
Gains/(losses) on derivative instruments	1,279	(1,039)
Change in fair value of derivative instruments	1,202	3,398
Changes in operating assets and liabilities, net	1,868	(13,223)
Other	(1)	(36)
Net cash provided by operating activities	$8,282	$1,197

(1)	Prior year adjusted EBITDA reconciliations have been modified to be consistent with current year presentations.

FutureFuel Corp.

Condensed Consolidated Segment Income

(Dollars in thousands)

(Unaudited)

	Three months ended March 31,:
	2017	2016
Revenue
Custom chemicals	$21,952	$20,292
Performance chemicals	4,405	4,776
Chemicals revenue	$26,357	$25,068
Biofuels revenue	27,754	21,567
Total Revenue	$54,111	$46,635

Segment gross profit
Chemicals	$7,009	$8,572
Biofuels	(879)	2,481
Total gross profit	6,130	11,053
Corporate expenses	(2,655)	(2,524)
Income before interest and taxes	3,475	8,529
Interest and dividend income	1,723	1,345
Interest and other expense	(205)	(1,177)
(Provision)/benefit for income taxes	(1,597)	1,872
Net income	$3,396	$10,569

Depreciation is allocated to segment costs of goods sold based on plant usage. The total assets and capital expenditures of FutureFuel have not been allocated to individual segments as large portions of these assets are shared to varying degrees by each segment, causing such an allocation to be of little value.

COMPANY CONTACT

FutureFuel Corp.

Tom McKinlay

(314)854-8352

www.futurefuelcorporation.com